UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2015

MATTRESS FIRM HOLDING CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35354	20-8185960
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5815 Gulf Freeway, Houston, Texas	77023
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 923-1090

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders of the Company was held on May 27, 2015 in Houston, Texas. At the Annual Meeting of Stockholders, the stockholders voted on the following four proposals and cast their votes as follows:

Proposal 1:

Robert E. Creager, R. Stephen Stagner and William E. Watts were elected as directors to serve three-year terms expiring in 2018. The voting details are as follows:

	For	Withheld Authority	Broker Non-Vote
Robert E. Creager	32,448,893	117,004	1,009,330
R. Stephen Stagner	32,430,432	135,465	1,009,330
William E. Watts	32,410,322	155,575	1,009,330

Proposal 2:

Proposal 2 was a proposal to hold an advisory vote on executive compensation for the fiscal year ending February 3, 2015, as described in the proxy materials. This proposal was approved and the voting details are as follows:

For	Against	Abstain	Broker Non-Vote
31,360,650	1,204,675	572	1,009,330

Proposal 3:

Proposal 3 was a proposal to hold an advisory vote on the frequency of the advisory vote on executive compensation, as described in the proxy materials. The frequency of “1 Year” received the highest number of votes and the voting details are as follows:

1 Year	2 Years	3 Years	Abstain
29,603,545	628,390	2,333,405	557

In light of this majority vote in favor of a frequency of “1 Year”, the Company has decided to annually submit to the Company’s stockholders, on a non-binding, advisory basis, a vote on executive compensation.

Proposal 4:

Proposal 4 was a proposal to ratify the appointment by the audit committee of the board of directors of the Company of Deloitte & Touche LLP, independent public accountants, as the Company’s auditors for the fiscal year ending February 2, 2016. This proposal was approved and the voting details are as follows:

For	Against	Abstain
33,363,919	209,861	1,447

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTRESS FIRM HOLDING CORP.

Date: June 2, 2015	By:	/s/ Alex Weiss
Alex Weiss
Chief Financial Officer